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Exhibit 3.20

ARTICLES OF INCORPORATION

        The undersigned incorporator(s), for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopt(s) the following Articles of Incorporation.

ARTICLE I NAME

        The name of the corporation shall be:

    DEI Services Corporation

ARTICLE II PRINCIPAL OFFICE

        The principal place of business and mailing address of this corporation shall be:

    1631 Providence Circle
    Orlando, Florida 32818

ARTICLE III SHARES

        The number of shares of stock that this corporation is authorized to have outstanding at any one time is:

    10,000 Shares

ARTICLE IV INITIAL REGISTERED AGENT AND STREET ADDRESS

        The name and address of the initial registered agent is:

    Jose Alberto Diaz
    1631 Providence Circle
    Orlando, Florida 32818

ARTICLE V INCORPORATOR(S)
See instructions for officers/directors

        The name(s) and street address(es) of the incorporator(s) to these Articles of Incorporation is(are):

    Jose A. Diaz
    1631 Providence Circle
    Orlando, Florida 32518

    Alberto M. Diaz
    7525 Liverpool Blvd.
    Orlando, Florida 32807

1

        The undersigned incorporator(s) has(have) executed these Articles of Incorporation this 19 day of December, 1995.

/s/ Jose A. Diaz (President)
Signature
Signature
Signature

NOTE: Affixing an officer title after a signature of an incorporator does not constitute the designation of officers.

2

 CERTIFICATE OF DESIGNATION OF
REGISTERED AGENT/REGISTERED OFFICE

        PURSUANT TO THE PROVISIONS OF SECTION 607.0501, FLORIDA STATUTES, THE UNDERSIGNED CORPORATION, ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA, SUBMITS THE FOLLOWING STATEMENT IN DESIGNATING THE REGISTERED OFFICE/REGISTERED AGENT, IN THE STATE OF FLORIDA.

1.
The name of the corporation is:    DEI Services Corporation

2.
The name and address of the registered agent and office is:

Jose Alberto Diaz (President) (Name)
1631 Providence Circle (P.O. Box or Mail Drop Box NOT ACCEPTABLE)
Orlando, Florida 32818 (City/State/Zip)

        Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

/s/ Jose A. Diaz (President)	Dec 19, 1995
(Signature)	(Date)

DIVISION OF CORPORATIONS, P.O. BOX 6327, TALLAHASSEE, FL 32314

ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION OF
DEI SERVICES CORPORATION

        Pursuant to the provisions of Section 607.1006 of the Florida Statutes, this Florida                Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

          1.     The current name of the corporation is DEI SERVICES CORPORATION

          2.     The original Articles of Incorporation for the corporation were filed effective January 18, 1996, and assigned Document No. P96000005287

          3.     The Articles of Incorporation are amended as follows:

      Article III is hereby deleted in its entirety as it presently exists, and the following is substituted in lieu thereof:

ARTICLE III.
 SHARES

      The number of shares which the corporation shall have authority to issue is Twenty Thousand (20,000), consisting of a single class of common stock, no par value per share.

          4.     The Amendment was adopted on August 13, 2008.

          5.     The Amendment shall be effective immediately upon filing with the Florida Department of State.

          6.     The Amendment was adopted by the shareholders. The number of votes cast for the amendment by the shareholders was sufficient for approval.

DEI SERVICES CORPORATION
By:	/s/ Jose A. Diaz Jose A. Diaz, President

ARTICLES OF MERGER

OF

DEI ACQUISITION CORPORATION

WITH AND INTO

DEI SERVICES CORPORATION

        Pursuant to the provisions of Sections of Sections 607.1105, Florida Business Corporation Act (the "Act"), the undersigned hereby certify that:

          1.     DEI ACQUISITION CORPORATION, a Florida corporation (the "Constituent Corporation") shall be merged with and into DEI SERVICES CORPORATION, a Florida corporation (the "Surviving Corporation"), which shall be the surviving corporation (such merger, the "Merger").

          2.     The Plan of Merger, dated as of August 9, 2010, pursuant to which the Merger was approved and a copy of which is attached hereto as Exhibit A, was executed and adopted by the Constituent Corporation and the Surviving Corporation in accordance with the Act, and approved by the shareholders of the Constituent Corporation and the shareholders of the Surviving Corporation by written consents dated as of July 30, 2010 and August 5, 2010, respectively.

          3.     The Merger shall become effective on the date these Articles of Merger are filed with the Florida Department of State (the "Effective Date").

[SIGNATURES ON NEXT PAGE]

1

        IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of the Constituent Corporation and the Surviving Corporation by their respective authorized officers as of the 9th day of August, 2010.

DEI ACQUISITION CORPORATION, a Florida corporation
By:	/s/ Eric DeMarco
	Name:	Eric M. DeMarco
	Title:	President & Chief Executive Officer
DEI SERVICES CORPORATION, a Florida corporation
By:	Jose Diaz
	Name:	Jose Diaz
	Title:	President and Treasurer

2

Exhibit A

Plan of Merger

PLAN OF MERGER

OF

DEI ACQUISITION CORPORATION

AND

DEI SERVICES CORPORATION

        This PLAN OF MERGER (this "Plan of Merger") is made by and between DEI ACQUISITION CORPORATION, a Florida corporation (the "Constituent Corporation"), and DEI SERVICES CORPORATION, a Florida corporation (the "Company" or the "Surviving Corporation").

AGREEMENT

        1.     On the Effective Date (as defined in paragraph 7), in accordance with the provisions of this Plan of Merger and the provisions of the Florida Business Corporation Act, pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), the Surviving Corporation (the "Merger") and the separate existence of the Constituent Corporation shall cease. The Company, as the Surviving Corporation, shall continue unaffected and unimpaired by the Merger and shall possess and retain every interest of the Constituent Corporation in all assets and properties of every description and wherever located. The rights, privileges, immunities, powers, franchises, and authority, public as well as private, of the Constituent Corporation shall be vested in the Surviving Corporation without further act. All obligations due to the Constituent Corporation shall be vested in the Surviving Corporation without further act. The Surviving Corporation shall be liable for all of the obligations of the Constituent Corporation existing as of the Effective Date.

        2.     The Articles of Incorporation of the Constituent Corporation as in effect on the Effective Date shall remain in effect and be the Articles of Incorporation of the Surviving Corporation, which may be amended from time to time after the Effective Date as provided by law.

        3.     The Bylaws of the Constituent Corporation as in effect on the Effective Date shall remain in effect and be the Bylaws of the Surviving Corporation, which may be amended from time to time after the Effective Date as provided by law, the Articles of Incorporation or said bylaws.

        4.     From and after the Effective Date, the Board of Directors of the Constituent Corporation immediately prior to the Effective Date shall be the Board of Directors of the Surviving Corporation.

        5.     From and after the Effective Date, the officers of the Constituent Corporation immediately prior to the Effective Date shall be the officers of the Surviving Corporation in the same capacities they respectively held immediately prior to the Effective Date.

        6.     On the Effective Date, all of the issued and outstanding shares of capital stock of the Constituent Corporation and the outstanding capital stock of the Company shall, by virtue of the Merger and without any action on the part of the respective holders thereof, become and be converted into shares of capital stock of the Surviving Company or into the right to receive cash as follows:

          (a)   each outstanding share of common stock, no par value, of the Constituent Corporation, outstanding immediately prior to the Effective Time (as defined in paragraph 8) shall be converted into one share of common stock, no par value, of the Surviving Corporation; and

          (b)   each share of common stock, no par value, of the Company, outstanding immediately prior to the Effective Time shall be converted into and become the right to receive (i) at the Closing (as defined in the Merger Agreement), an amount in cash, without interest, equal to the Per Share Closing Consideration (as defined in the Merger Agreement), (ii) on the dates and pursuant to the terms set forth in Section 1.9(a) of the Merger Agreement, an amount in cash, without interest, equal to the Per Share Contingent Consideration (as defined in the Merger Agreement), if any; and (iii) on the dates and pursuant to the terms set forth in Section 1.9(b) of the Merger Agreement, an amount, without interest, equal to the Per Share Earn Out Consideration (as defined in the Merger Agreement), if any, in each case subject to reduction to satisfy indemnification obligations in accordance with Article 5 of the Merger Agreement (the "Merger Consideration"); and

        7.     The Merger shall become effective on the day that the Plan of Merger is filed with the Department of State of the State of Florida (the "Effective Date").

        8.     At the effective time of the Merger (the "Effective Time"), each shareholder of the Company shall receive such shareholder's share of the then distributable Merger Consideration and each such shareholder shall also be entitled to receive deferred payments, from time to time, with respect to any additional amounts of Merger Consideration that subsequently become distributable in accordance with the terms of the Merger Agreement, if any.

        9.     The proper officers of the Constituent Corporation and the Company, respectively, are duly authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instructions, papers, and documents, that shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the Merger.

        IN WITNESS WHEREOF, the Constituent Corporation and the Company have caused this Plan of Merger to be signed in their corporate names by their respective authorized officers as of August 9, 2010.

DEI ACQUISITION CORPORATION, a Florida corporation
By:	/s/ Eric DeMarco
	Name:	Eric M. DeMarco
	Title:	President & Chief Executive Officer

DEI SERVICES CORPORATION, a Florida corporation
By:	/s/ Jose Diaz
	Name:	Jose Diaz
	Title:	President

QuickLinks

  Exhibit 3.20
ARTICLES OF INCORPORATION
ARTICLE I NAME
ARTICLE II PRINCIPAL OFFICE
ARTICLE III SHARES
ARTICLE IV INITIAL REGISTERED AGENT AND STREET ADDRESS
ARTICLE V INCORPORATOR(S) See instructions for officers/directors
CERTIFICATE OF DESIGNATION OF REGISTERED AGENT/REGISTERED OFFICE
ARTICLES OF MERGER OF DEI ACQUISITION CORPORATION WITH AND INTO DEI SERVICES CORPORATION
Exhibit A
Plan of Merger